Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the 40|86 Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the 40|86 Series Trust for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the 40|86 Series Trust for the stated period.

/s/ Gregory J. Hahn	/s/ Audrey L. Kurzawa
Gregory J. Hahn, President	Audrey L. Kurzawa, Treasurer
(principal executive officer)	(principal financial officer)

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 40|86 Series Trust for purposes of the Securities Exchange Act of 1934.